Exhibit 99.1

Fifth Street Asset Management Inc. Closes Initial Public Offering

GREENWICH, CT, November 4, 2014 – Fifth Street Asset Management Inc. (“FSAM” or the “Company”) today announced the closing of its initial public offering of 6,000,000 shares of Class A common stock at $17.00 per share. The shares began trading Thursday, October 30, 2014, on the NASDAQ Global Select Market under the symbol “FSAM.”

In addition, the underwriters have a 30-day option to purchase up to an additional 900,000 shares of Class A common stock.

The net proceeds from the offering were used to purchase limited partnership interests of Fifth Street Holdings L.P. from its limited partners.

Morgan Stanley, J.P. Morgan, Goldman, Sachs & Co., RBC Capital Markets and Credit Suisse acted as joint book-running managers and representatives of the underwriters for the offering. SMBC Nikko, Deutsche Bank Securities, Barclays and UBS Investment Bank acted as book-running managers for the offering. Janney Montgomery Scott, JMP Securities, Ladenburg Thalmann, KeyBanc Capital Markets, ING, Maxim Group LLC, MLV & Co., Sterne Agee, National Securities Corporation and Natixis acted as co-managers for the offering.

This press release does not constitute an offer to sell or the solicitation of an offer to buy nor will there be any sale of any of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration and qualification under the securities laws of such state or jurisdiction. A registration statement relating to these securities was filed with and has been declared effective by the U.S. Securities and Exchange Commission.

The offering may be made only by means of a prospectus. A copy of the final prospectus relating to the offering may be obtained, from:

Morgan Stanley & Co. LLC

Attn: Prospectus Department

180 Varick Street, 2nd Floor

New York, NY 10014

Telephone: (866) 718-1649

Email: prospectus@morganstanley.com

J.P. Morgan Securities LLC

c/o Broadridge Financial Solutions

1155 Long Island Avenue

Edgewood, NY 11717

Attention: Prospectus Department

Telephone: (866) 803-9204

Goldman, Sachs & Co.

Attention: Prospectus Department

200 West Street

New York, NY 10282

Telephone: (866) 471-2526

Email: prospectus-ny@ny.email.gs.com

RBC Capital Markets, LLC

Attn: Equity Syndicate

Three World Financial Center

200 Vesey Street, 8th Floor

New York, NY 10281-8098

Telephone: (877) 822-4089

Credit Suisse Securities (USA) LLC

Attention: Prospectus Department

One Madison Avenue

New York, NY 10010

Telephone: (800) 221-1037

Email: newyork.prospectus@credit-suisse.com

About Fifth Street Asset Management

Fifth Street Asset Management Inc. (NASDAQ:FSAM) is a rapidly growing credit-focused asset manager. The firm has nearly $6 billion of assets under management across two publicly-traded business development companies, Fifth Street Finance Corp. (NASDAQ:FSC) and Fifth Street Senior Floating Rate Corp. (NASDAQ:FSFR), as well as multiple private investment vehicles. The Fifth Street platform provides innovative and customized financing solutions to small and mid-sized businesses across the capital structure through complementary investment vehicles and co-investment capabilities. With a 16-year track record focused on disciplined credit investing across multiple economic cycles, Fifth Street is led by a seasoned management team that has issued billions of dollars in public equity, private capital and public debt securities. Fifth Street’s national origination strategy, proven track record and established platform are supported by approximately 90 professionals across locations in Greenwich, Chicago, Palo Alto and Dallas. For more information, please visit fsam.fifthstreetfinance.com.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect the Company’s current views with respect to, among other things, future events and financial performance. Words such as “believes,” “expects,” “will,” “estimates,” “projects,” “anticipates,” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements. New risks and uncertainties arise over time, and it is not possible for the Company to predict those events or how they may affect it. Therefore, you should not place undue reliance on these forward-looking statements. The Company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

CONTACT:

Investor Contact:

Robyn Friedman, Vice President, Investor Relations

(203) 681-3720

IR-FSAM@fifthstreetfinance.com

Media Contact:

Nick Rust

Prosek Partners

(212) 279-3115 ext. 252

pro-fifthstreet@prosek.com